SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2003

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE (State or other jurisdiction of incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama (Address of principal executive offices)	35211 (Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Item 5.    Other Events.

On April 15, 2003, Saks Incorporated announced that it has consummated the strategic alliance with the retail services business of Household International (“Household”), a wholly owned subsidiary of HSBC Holdings plc (NYSSE:HBC), to operate Saks’ private label credit card business. The April 15, 2003 news release is incorporated herein by reference and is attached hereto as Exhibit 99.

Illustrative Income Statement Impact of the Transaction:

Historically, with the exception of depreciation expense, all of the components of the credit operation have been included in the SG&A line on the income statement:

+ Finance charge income

- Interest expense on the securitization (finance charge income allocated to third parties)

- Bad debt expense

- Cost of servicing

= Net (reflected as a reduction in SG&A expense)

The Company’s credit operation has historically generated a positive financial contribution, resulting in a net reduction to the SG&A line.

Following consummation of the Household transaction, the components of the credit operation will continue to be included in the SG&A line on the income statement:

+ Program compensation from Household

- Cost of servicing

= Net (reflected as a reduction in SG&A expense)

The credit operation is expected to continue to produce a positive financial contribution and a net reduction of SG&A expense, but to a lesser degree than before. Consequently, management estimates that reported SG&A expenses will increase between $30 million and $50 million on an annualized basis as a result of the consummation of the Household transaction.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below.

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Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the department and specialty store industries as well as other retail channels; the effectiveness of planned advertising, marketing, and promotional campaigns; favorable customer response to increased relationship marketing efforts of proprietary credit card loyalty programs; effective expense control; and changes in interest rates. For additional information regarding these and other risk factors, please refer to Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended February 2, 2002 filed with the Securities and Exchange Commission (“SEC”), which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99	April 15, 2003 news release announcing the consummation of the strategic alliance with the retail services business of Household, to operate Saks’ private label credit card business

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED
Date: April 15, 2003	/s/ Douglas E. Coltharp Douglas E. Coltharp Executive Vice President and Chief Financial Officer